UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2008

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

KEESA Amendment

On December 22, 2008, Fiserv, Inc. (the “Company”) entered into an Amended and Restated Key Executive Employment and Severance Agreement (“Amended KEESA”) with each of the Company’s named executive officers, including its Chief Executive Officer and Chief Financial Officer, to make changes required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To comply with Section 409A, the Amended KEESAs require a six-month delay of post-termination payments and benefits (other than payments to cover employment taxes due on such amounts) in the event that the named executive officer is a “specified employee” within the meaning of Section 409A at the time of a qualifying termination in connection with a change in control of the Company. The Amended KEESAs contain other provisions designed to comply with Section 409A, including defining when a “Separation from Service” has occurred for purposes of receiving any severance payments or benefits under the Amended KEESA. The Amended KEESAs also clarify the definition of “Accrued Benefits” by creating a separate defined term “Prorated Bonus” for purposes of calculating the named executive officer’s severance compensation in connection with a termination without cause, resignation for good reason, death, disability or retirement following a change in control. In addition, the Amended KEESAs clarify how health, life and disability benefits will or may be continued following termination in accordance with Section 409A. The Amended KEESAs do not increase the amounts payable to the named executive officers in connection with a change in control of the Company or a subsequent qualifying termination event as compared to the Key Executive Employment and Severance Agreement previously in effect.

This summary of the Amended KEESAs is qualified in its entirety by reference to the form of Amended KEESA and to Mr. Yabuki’s Amended KEESA which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, with this Current Report on Form 8-K and incorporated herein by reference.

Amended Employment Agreements

On December 22, 2008, the Company entered into an Amended and Restated Employment Agreement (“Amended Employment Agreement”) with each of Jeffery W. Yabuki and Thomas W. Warsop III to make changes required by Section 409A of the Code. To comply with Section 409A, the Amended Employment Agreements require a six-month delay in post-termination payments and benefits (other than payments to cover employment taxes due on such amounts) in the event that Mr. Yabuki or Mr. Warsop is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. After the six-month delay, Mr. Warsop’s Amended Employment Agreement also states that his severance payment will be made in a lump sum instead of 12 monthly installments. Mr. Yabuki’s Amended Employment Agreement provides that any excise tax gross-up payment due on a payment or benefit to be received pursuant to his

Amended Employment Agreement or Amended KEESA will be subject to a six-month delay in the event Mr. Yabuki is a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. However, if prior to the end of such six-month period, Mr. Yabuki is required to remit the excise tax to the Internal Revenue Service, the Company will reimburse Mr. Yabuki for the gross-up payment attributable to the excise tax payment based on his actual rate of taxation. In addition, Mr. Yabuki’s Amended Employment Agreement eliminates certain provisions which are no longer applicable due to the passage of time.

This summary of the Amended Employment Agreements of Messrs. Yabuki and Warsop is qualified in its entirety by reference to the Amended Employment Agreements which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Amended and Restated Key Executive Employment and Severance Agreement, dated December 22, 2008, between the Company and each of Thomas Hirsch, Thomas Neill, and Thomas Warsop

10.2	Amended and Restated Key Executive Employment and Severance Agreement, dated December 22, 2008, between the Company and Jeffery W. Yabuki

10.3	Amended and Restated Employment Agreement, dated December 22, 2008, between the Company and Jeffery W. Yabuki

10.4	Amended and Restated Employment Agreement, dated December 22, 2008, between the Company and Thomas W. Warsop

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: December 22, 2008	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amended and Restated Key Executive Employment and Severance Agreement, dated December 22, 2008, between the Company and each of Thomas Hirsch, Thomas Neill, and Thomas Warsop

10.2	Amended and Restated Key Executive Employment and Severance Agreement, dated December 22, 2008, between the Company and Jeffery W. Yabuki

10.3	Amended and Restated Employment Agreement, dated December 22, 2008, between the Company and Jeffery W. Yabuki

10.4	Amended and Restated Employment Agreement, dated December 22, 2008, between the Company and Thomas W. Warsop